Exhibit (11)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the following with respect to Post-Effective Amendment No. 68 to the Registration Statement on Form N-1A (File No. 2-34215) of Schroder Capital Funds (Delaware) (consisting of Investor Shares of Schroder Emerging Markets Fund, Schroder U.S. Diversified Growth Fund, Schroder International Fund, Schroder International Smaller Companies Fund, Schroder U.S. Smaller Companies Fund, and Schroder Micro Cap Fund and Advisor Shares of Schroder U.S. Smaller Companies Fund, Schroder Emerging Markets Fund (collectively the "Funds"):

     1. The reference to our firm under the heading "Financial Highlights" in the Prospectus.

     2. The incorporation by reference of our reports dated December 19, 1997 and July 21, 1998, on our audits of the financial statements and financial highlights of the Funds, which reports are included in the Fund's Annual Reports for the years ended October 31, 1997 and May 31, 1998, which are incorporated by reference in the Statement of Additional Information.

     3. The reference to our firm under the heading "Independent Accountants" in the Prospectus and Statement of Additional Information.




                                               PricewaterhouseCoopers LLP


Boston, Massachusetts
September 28, 1998